EXHIBIT 10.1

AMENDMENT TO THE
CADRENAL THERAPEUTICS, INC.
2022 SUCCESSOR EQUITY INCENTIVE PLAN

Dated: July 29, 2024

WHEREAS, the Board of Directors (the “Board”) of Cadrenal Therapeutics, Inc. (the “Company”) heretofore established the Cadrenal Therapeutics, Inc. 2022 Successor Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) available for grants of Awards thereunder from 2,000,000 shares to 4,604,550 shares and to amend the “evergreen provision” such that the number of reserved shares of Common Stock available for issuance each year will be 20% of: (i) the shares of Common Stock outstanding at December 31; plus (ii) the shares issuable upon exercise of outstanding warrants and pre-funded warrants at December 31, as of the date on which shareholders of the Company approve this amendment; and

WHEREAS, Section 18 of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is desired or required by applicable law;

NOW, THEREFORE, effective the date hereof, the Plan is hereby amended as follows:

1. Subject to approval of the Company’s stockholders, Section 2(a) of the Plan is hereby amended in its entirety, to read as follows:

“(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 4,604,550 shares.

In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each calendar year for a period of ten years commencing on January 1, 2025 and ending on (and including) January 1, 2032, to a number of shares of Common Stock equal to 20% of: (i) the shares of Common Stock outstanding at December 31 of the preceding calendar year; plus (ii) the shares issuable upon exercise of outstanding warrants and pre-funded warrants at December 31 of the preceding calendar year; provided, however that the Board may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock.”

2. Subject to approval of the Company’s stockholders, Section 2.1(b) of the Plan is hereby amended in its entirety, to read as follows:

“(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 4,604,550 shares.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board on the date set forth above.

CADRENAL THERAPEUTICS, INC.

By:	/s/ Quang Pham
Name:	Quang Pham
Title:	Chief Executive Officer